Exhibit 99.1

Regulatory Approval Granted for Union Bank of California, N.A. to
Acquire Business Bank of California

    SAN FRANCISCO & SAN RAFAEL, Calif.--(BUSINESS WIRE)--Dec. 8, 2003--UnionBanCal Corporation (NYSE: UB), parent company of Union Bank of California, N.A., jointly announced today with Business Bancorp (NASDAQ: BZBC), parent company of Business Bank of California, that the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation have granted approval for the merger of Business Bank of California with and into Union Bank.
    Shareholders of Business Bancorp will vote on the transaction at a special meeting of shareholders scheduled for January 12, 2004. The transaction is expected to close on or before January 31, 2004. Under the terms of the agreement, each share of Business Bancorp stock will be exchanged -- at each shareholder's election -- either for cash of $28.57 per share or for an amount of UnionBanCal Corporation common stock determined by an exchange ratio detailed in the merger documents.
    Business Bank is a $676 million commercial bank headquartered in San Bernardino, California, with approximately 235 employees and fifteen full-service branches in two distinct markets -- the Southern California Inland Empire and the San Francisco Bay Area. Business Bank's ten Southern California branches are located in the cities of Corona, Hemet, Hesperia, Ontario, Phelan, Redlands, Riverside, San Bernardino (2) and Upland. Business Bank's five Bay Area branches are located in the cities of Hayward, Petaluma, San Francisco, South San Francisco and San Rafael.
    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $42.6 billion at September 30, 2003. Its primary subsidiary, Union Bank of California, N.A., currently has 278 banking offices in California, 4 banking offices in Oregon and Washington, and 20 international facilities. The web site is located at www.uboc.com.

    This communication is not a solicitation of a proxy from any security holder of Business Bancorp. Business Bancorp, and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from the shareholders of Business Bancorp in connection with the merger. Information about the directors and executive officers of Business Bancorp and their ownership in Business Bancorp stock is set forth in the proxy statement/prospectus. Employment and compensation agreements of certain potential participants, including salary continuation agreements and change of control agreements, are filed as exhibits to the Business Bancorp Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 and described in the proxy statement/prospectus. Investors may obtain additional information regarding the interests of the participants by reading the proxy statement/prospectus relating to the merger.
    Shareholders of Business Bancorp and other investors are urged to read the proxy statement/prospectus included in the registration statement on Form S-4, which UnionBanCal has filed with the SEC in connection with the proposed merger. The Form S-4 contains important information about UnionBanCal, Union Bank of California, Business Bancorp, Business Bank of California, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. The proxy statement/prospectus is available for free, both on the SEC web site (http://www.sec.gov) and from John A. Rice, Jr., SVP, UnionBanCal Corporation Investor Relations at (415) 765-2969, or Patrick Phelan, Chief Financial Officer of Business Bancorp, at (415) 459-2265.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act: This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by looking at the fact that they do not relate strictly to historical or current facts, and often include the words "believe," "expect," "anticipate," or "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward looking statements include, but are not limited to, statements regarding the expected benefits of the transaction, the likelihood and timing of the closing of the transaction and the final valuation of the merger. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, but are not limited to, when and if the transaction is consummated, the approval of Business Bancorp shareholders of the merger agreement, fluctuations in UnionBanCal's stock price, and other related risk factors, are included in the public filings of the Companies with the Securities and Exchange Commission, which are available online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and neither UnionBanCal Corporation nor Business Bancorp assumes any obligation to update any forward-looking statement.

    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2969
             SVP -- Investor Relations
             Steven Johnson, 415-765-3252
             SVP -- Public Relations
             or
             Business Bancorp
             Alan Lane, 909-888-2265
             Chief Executive Officer
             Patrick E. Phelan, 415-459-2265
             Chief Financial Officer